Exhibit 99.2

PROFORMA FINANCIAL STATEMENTS
OF PATRIOT INVESTMENT CORPORATION

PATRIOT INVESTMENT CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS
FOR DECEMBER 31, 2006 AND MARCH 31, 2007

Introduction to Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma consolidated statements of operations reflect adjustments to the Patriot Investment Corporation historical statements of operations for the year ended December 31, 2006 and the three months ended March 31, 2007 to give effect to:

The reverse merger which was completed on or about June 26, 2007 as if it had occurred on January 1, 2007. In a transaction accounted for as a reverse merger, Jin Yuan Global Limited is treated as the accounting acquirer.

The unaudited pro forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of Patriot Investment Corporation would have been assuming the transactions had been completed as set forth above, nor do they purport to represent Patriot Investment Corporation's results of operations for future periods.

The following unaudited pro forma consolidated balance sheets reflect adjustments to the Patriot Investment Corporation historical balance sheet at December 31, 2006 and March 31, 2007 to give effect to this reverse merger.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes to Jin Yuan Global Limited which are included in this form 8-K and the historical financial statements of Patriot Investment Corporation which are included with its filings to the SEC.

PATRIOT INVESTMENT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006

				Pro forma Adjustments
ASSETS	Patriot Investment Corp.	Jin Yuan Global Ltd. (SenRun)		Amount	Consolidated Balance

Current Assets:
Cash	$121		$6,582	$(121)	$6,582
Prepaid expenses	--		10,219		10,219
Total Current Assets	121		16,801	(121)	16,801

Other Assets:
Timberlands	--		773,221		773,221

TOTAL ASSETS	$121		$790,022	$(121)	$790,022

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$1,720	$		$(1,720)	$-
Accrued expenses	1,437		2,630	(1,437)	2,630
Payable to shareholders and related parties	21,075		1,282	(21,075)	1,282
Other	-		4,128	-	4,128
Total Current Liabilities	24,232		8,040	(24,232)	8,040

Other Liabilities:
Due to Related Parties	--		527,090		527,090
Long Term Loan	--		256,276		256,276
TOTAL LIABILITIES	24,232		791,406	(24,232)	791,406

Commitments and contingencies

Owner's Equity	--		604,084	(604,084)	--
Common stock	47,000		--	3,000	50,000
Additional paid-in capital	141,376		--	459,708	601,084
Accumulated Comprehensive Income	--		(292)		(292)
Accumulated Deficit	(212,487)		(605,176)	165,487	(652,176)
Total Stockholders' Deficit	(24,111)		(1,384)	24,111	(1,384)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$121		$790,022	$(121)	$790,022

The accompanying notes are an integral part of these financial statements.

PATRIOT INVESTMENT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

			Pro forma Adjustments		Consolidated
	Patriot Investment Corp.	Jin Yuan Global Ltd. (SenRun)	Amount	Explanation	Statement of Operations

Net Sales	$--	$64,397		$	$64,397
Other Revenues	--	--			--

Total Revenues	--	64,397	--		64,397

Expense
General and administrative	6,216	56,381	(6,216)		56,381
	6,216	56,381	(6,216)		56,381

Net loss from operations	(6,216)	8,016	6,216		8,016

Other Income and Expenses:

Interest expense	(1,437)	--	1437		--

Net loss before tax and comprehensive income	$(7,653)	$8,016	7,653		8,016

Tax expense	--	--			--

Net loss before comprehensive income	(7,653)	8,016			8,016

Foreign exchange gain (loss)		(140)			(140)

Net loss before comprehensive income	$(7,653)	$7,876			$7,876

Weighted average number of common shares outstanding					50,000,000

Net income per basis and diluted shares					$0.00

The accompanying notes are an integral part of these financial statements.

PATRIOT INVESTMENT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
MARCH 31, 2007

				Pro forma Adjustments		Consolidated
ASSETS	Patriot Investment Corp.	Jin Yuan Global Ltd. (SenRun)		Amount	Explanation	Balance

Current Assets:
Cash	$126		$4,220	$(126)		$4,220
Prepaid expenses	--		9,258			9,258
Total Current Assets	126		13,478	(126)		13,478

Other Assets:
Timberlands	--		777,401			777,401

TOTAL ASSETS	$126		$790,879	$(126)		$790,879

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$9,123	$		$(9,123)		$--
Accrued expenses	1,916		3,005	(1,916)		3,005
Payable to shareholders and related parties	24,575		--	(24,575)		--
Other	--		5,297	--		5,297
Total Current Liabilities	35,614		8,302	(35,614)		8,302

Other Liabilities:
Due to Related Parties	--		535,047			535,047
Long Term Loan	--		258,960			258,960
TOTAL LIABILITIES	35,614		802,309	(35,614)		802,309

Commitments and contingencies

Owner's Equity	--		--	-		-
Common stock	47,000		--	3,000		50,000
Additional paid-in capital	141,376		604,084	(144,376)		601,084
Accumulated Comprehensive Income	--		(349)			(349)
Accumulated Deficit	(223,864)		(615,165)	176,864		(662,165)
Total Stockholders' Deficit	(35,488)		(11,430)	35,488		(11,430)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$126		$790,879	$(126)		$790,879

The accompanying notes are an integral part of these financial statements.

PATRIOT INVESTMENT CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2007

			Pro forma Adjustments		Consolidated
	Patriot Investment Corp.	Jin Yuan Global Ltd. (SenRun)	Amount	Explanation	Statement of Operations

Net Sales	$--	$--		$	$--
Other Revenues	--	--			--
Total Revenues	--	--	--		0

Expense
General and administrative	10,898	8,835	(10,898)		8,835
	10,898	8,835	(10,898)		8,835

Net loss from operations	(10,898)	(8,835)	10,898		(8,835)

Other Income and Expenses:

Interest expense	(479)	--	479		--

Net loss before tax and comprehensive income	$(11,377)	$(8,835)	11,377		(8,835)

Tax expense	--	--			--

Net loss before comprehensive income	(11,377)	(8,835)			(8,835)

Foreign exchange gain (loss)		(56)			(56)

Net loss before comprehensive income	$(11,377)	$(8,891)			$(8,891)

Weighted average number of common shares outstanding	50,000,000				50,000,000

Net income per basis and diluted shares	$(0.00)				$(0.00)

The accompanying notes are an integral part of these financial statements.